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                                                                    EXHIBIT 12.1

             COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES

                                 (in thousands)

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
                                                                Years Ended
                                                                December 31,
                                                              -----------------
                                                                2001     2000
                                                              --------  -------
Loss before income taxes..................................... $(10,128) $(2,800)
                                                              --------  -------
Fixed charges:
  Interest expense                                            $ 16,191  $ 4,071
                                                              --------  -------
    Total fixed charges...................................... $ 16,191  $ 4,071
                                                              ========  =======
Total earnings available for payment of fixed charges........ $  6,063  $ 1,271
                                                              ========  =======
Deficiency of earnings to fixed charges...................... $(10,128) $(2,800)
                                                              ========  =======
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